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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Dividend Capital Trust Inc.:

        We consent to the use of our report dated February 10, 2004, with respect to the consolidated balance sheets of Dividend Capital Trust Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the year ended December 31, 2003 and the period from inception (April 12, 2002) to December 31, 2002, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

Denver, Colorado
February 2, 2005

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Dividend Capital Trust Inc.:

        We consent to the use of our reports, the first which is dated August 15, 2003, with respect to the statement of revenue and certain expenses for the year ended December 31, 2002 for the Chickasaw Distribution Facility filed on Form 8-K/A dated March 4, 2004, and the second which is dated November 14, 2003, with respect to the statement of revenue and certain expenses for the year ended December 31, 2002 for the Mallard Lake Distribution Facility and the West by Northwest Distribution Facility filed on Form 8-K/A dated March 4, 2004, the third which is dated December 19, 2003, with respect to the statement of revenue and certain expenses for the year ended December 31, 2002 for the Park West, Pinnacle, and DFW Distribution Facilities filed on Form 8-K/A dated March 1, 2004, and the fourth which is dated February 4, 2004, with respect to the statement of revenue and certain expenses for the year ended December 31, 2002 for the Plainfield Distribution Facility filed on Form 8-K/A dated March 4, 2004, and the fifth which is dated September 7, 2004, with respect to the statement of revenue and certain expenses for the year ended December 31, 2003, for the Memphis TradeCenter III Facility filed on Form 8-K/A dated September 7, 2004, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

Denver, Colorado
February 2, 2005

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Consent of Independent Registered Public Accounting Firm